                                                                    Exhibit 3.3


                              PHOENIX ASSOCIATES
                              ------------------

                  AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT
                  ------------------------------------------

        Amendment dated as of February 20, 1978 to the General Partnership Agreement dated as of January 1, 1978 (the "Partnership Agreement") of Phoenix Associates, a Florida partnership, among Barry Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy.

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the parties hereto constitute all the General Partners of and signatories to the Partnership Agreement; and

        WHEREAS, the parties heretofore orally agreed to amend the Partnership Agreement on February 20, 1978.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

        1. ARTICLE IX of the Partnership Agreement is hereby amended in its entirety to read as follows:

                               "Profit and Loss
                                ---------------

           The net profits of the PARTNERSHIP shall be divided and the net losses shall be borne for each fiscal year according to the percentage set forth next to each partner's name as follows:

           Barry Silverstein                    67.5%
           Dennis J. McGillicuddy               22.5%
           D. Stevens McVoy                     10.0%

        These percentages shall be adjusted in accordance with any proper assignment of interest in the PARTNERSHIP."

        2. In all other respects, the Partnership Agreement shall remain in full force and effect

        IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the day and year first above written.


                                        /s/ Barry Silverstein
                                        ------------------------------------
                                        Barry Silverstein

                                        /s/ Dennis J. McGillicuddy
                                        ------------------------------------
                                        Dennis J. McGillicuddy

                                        /s/ D. Stevens McVoy
                                        ------------------------------------
                                        D. Stevens McVoy

                              PHOENIX ASSOCIATES
                              ------------------

                         GENERAL PARTNERSHIP AGREEMENT
                         -----------------------------

     THIS GENERAL PARTNERSHIP AGREEMENT is dated as of the _____ day of January, 1978, and made, and entered into, by and between Barry Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy (as general partners),

     WITNESSETH THAT:

     WHEREAS, the parties hereto desire to enter into a general partnership for the purposes hereinafter set forth; and

     WHEREAS, the parties hereto desire to set forth their agreement herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements, covenants, promises, representations, warranties hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which, prior to the execution of these presents, is hereby acknowledged, the persons intending to be legally bound hereby, agree, covenant, promise, represent and warrant as follows:

                                   ARTICLE I

                                   Formation
                                   ---------

     The parties hereto agree and do hereby form a general partnership under the laws of the State of Florida and upon the terms and conditions hereinafter set forth.

                                  ARTICLE II

                                     Name
                                     ----

     The name of the general partnership shall be PHOENIX ASSOCIATES (hereinafter referred to as the "PARTNERSHIP").

                                  ARTICLE III

                                   Purposes
                                   --------

     The purposes of the PARTNERSHIP are (1) to purchase and otherwise acquire promissory notes, mortgages, deeds of trust, security agreements, conditional sales contracts, options, stock, bonds, debt securities, and other types of securities of any kind or nature whatsoever; (2) to purchase and otherwise acquire rights in any loan agreements or other documents relating to the securities of the kind described above; (3) to operate certain businesses in the communications field; (4) to engage in and carry out the transaction, and all matters related or incidental thereto, described in Exhibit A; and (5) to engage in any other activity not prohibited by law or this Agreement which the majority in interest of the general partners shall deem advisable.

                                  ARTICLE IV

                               Place of Business
                               -----------------

        The principal place of business of the PARTNERSHIP shall be located at 5111 Ocean Boulevard, Sarasota, Florida. The principal place of business and any branch offices of the PARTNERSHIP may be located at such other places as the PARTNERSHIP from time to time may designate.

                                   ARTICLE V

                                     Term
                                     ----

        The PARTNERSHIP shall commence on the day and year first above written and shall continue until terminated as provided in this Agreement or by operation of law.

                                  ARTICLE VI

                             Capital Contributions
                             ---------------------

        The original capital of the PARTNERSHIP shall consist of Five Hundred Dollars ($500.00) contributed by the partners as follows:

        Barry Silverstein                               $400.00
        Dennis J. McGillicuddy                          $ 50.00
        D. Stevens McVoy                                $ 50.00

        Each partner shall have his own capital account. No partner shall have the right to withdraw or reduce his contribution to the capital of the PARTNERSHIP except upon the consent of all of the partners, upon the voluntary dissolution of the PARTNERSHIP in association with ARTICLE XIII hereof or upon his withdrawal in accordance with ARTICLE XIV hereof. Contributions to the capital of the PARTNERSHIP shall not bear interest.

                                  ARTICLE VII

                                  Management
                                  ----------

        Decisions relating to the management and business of the PARTNERSHIP shall be made by the majority in interest as set forth below, of the general partners. Each general partner shall have a vote in making decisions that is directly proportional to the percentage of the profit and loss of the PARTNERSHIP to which he is entitled under ARTICLE IX hereof. Any decision reached or agreement executed by the general partner or general partners representing such a majority shall be binding, in all respects, upon all of the other general partners. No partner shall do any act, or bind the PARTNERSHIP to do any act, that is contrary to the Uniform Partnership Act of Florida of this Agreement. Each of the partners shall devote such time to the business of the PARTNERSHIP as he may deem, in his sole discretion, to be necessary.

                                 ARTICLE VIII

                  Restriction on Sale of Partnership Interest
                  -------------------------------------------

        No partner, without the consent of all other general partners, shall sell or assign to any person not a partner herein, or create a security interest in, pledge, hypothecate, or otherwise transfer by operation of law his partnership interest, except on account of his withdrawal from the PARTNERSHIP in accordance with ARTICLE XIV hereof or on account of his death, bankruptcy, or incompetency in accordance with ARTICLE XV hereof.

                                  ARTICLE IX

                                Profit and Loss
                                ---------------

        The net profits of the PARTNERSHIP shall be divided and the net losses shall be borne for each fiscal year according to the percentage set forth next to each partner's name as follows:

        Barry Silverstein                               80%
        Dennis J. McGillicuddy                          10%
        D. Stevens McVoy                                10%

These percentages shall be adjusted in accordance with any proper assignment of interest in the PARTNERSHIP.

                                   ARTICLE X

                                Income Accounts
                                ---------------

     In addition to a capital account, there shall be maintained for each partner an income account, which shall be credited or charged with the net profits and/or net losses of the PARTNERSHIP.

                                  ARTICLE XI

                                     Books
                                     -----

     The PARTNERSHIP shall keep, or cause to be kept, accurate books of account in which all transactions of the PARTNERSHIP shall be entered. Any partner, or his duly authorized representative, shall have the right to inspect and examine said books and records during reasonable business hours for a reasonable period of time.

                                  ARTICLE XII

                                 Bank Accounts
                                 -------------

     All funds of the PARTNERSHIP shall be deposited in the name of the PARTNERSHIP in such bank account or accounts as the PARTNERSHIP shall determine from time to time. Funds may be withdrawn from any such bank account or accounts upon such signature or signatures as the PARTNERSHIP shall designate from time to time.

                                 ARTICLE XIII

                     Voluntary Dissolution and Termination
                     -------------------------------------

     The PARTNERSHIP may be dissolved and terminated only upon approval of all the partners. In the event of such election to dissolve and terminate, all partners shall be given notice thereof and the partners (or a liquidating partner selected and authorized by them) shall proceed with reasonable promptness to wind up the business of the PARTNERSHIP. The method of winding up the business of the PARTNERSHIP shall be either to sell the assets of the PARTNERSHIP, in whole or in part, or to distribute the assets in kind. The method of winding up the business of the PARTNERSHIP and the terms of such sale or distribution shall be only as determined by all the partners. The assets of the PARTNERSHIP, or the money or other property resulting from the sale of such assets, shall be distributed in the following order: (1) to the creditors of the PARTNERSHIP, including any partner who is a creditor of the PARTNERSHIP; (2) to the partners, in respect of their capital contribution; (3) to the partners in respect of their share of any undistributed profits in their income accounts; and (4) to the partners in accordance with their percentages of profit and loss for the fiscal year in which such distribution occurs in respect of any remaining funds.

                                  ARTICLE XIV

                                  Withdrawal
                                  ----------

     If any one or more but less than all of the partners desire to terminate or withdraw from the PARTNERSHIP, they shall give notice of such desire to the remaining partners. The partner or partners giving such notice are hereinafter referred to as the "withdrawing partner". The withdrawing partner shall deliver to the non-withdrawing partner or partners an offer (herein called the "Offer") in writing stating the price at which the withdrawing partner is willing to purchase all of the assets of the PARTNERSHIP and the terms and conditions upon which such price shall be payable. The non-withdrawing partners shall within sixty (60) days after receipt of such Offer elect to either: (1) purchase the interest of the withdrawing partner at a price computed by multiplying the price set forth in the Offer by the percentage of interest in the PARTNERSHIP of the withdrawing partner (any down-payments and deferred payments provided for in the Offer shall be reduced in the same proportion as the reduction of the purchase price provided for in the preceding sentence, but otherwise the purchase price shall be on the same terms and conditions as contained in the Offer); or (2) the PARTNERSHIP shall sell to the withdrawing partner and the withdrawing partner shall purchase all of the assets of the PARTNERSHIP at a price and on the terms and conditions set forth in the Offer; or (3) if less than all of the non-withdrawing partners elect to purchase the interest of the withdrawing partner pursuant to subparagraph (1) above, then the non-withdrawing partners who do not elect to purchase shall be deemed to be withdrawing partners and the offer to sell made by the first withdrawing partner shall be deemed to have been adopted by said non-withdrawal partners who have not elected to purchase. If a non-withdrawing partner fails to give the withdrawing partner notice of its election within the time hereinabove provided for, it shall be conclusively presumed that the non-withdrawing partner who has failed to give such notice has elected to sell to the withdrawing partner pursuant to subparagraph (2) above. The closing of the purchase shall be held in a mutually convenient place in Sarasota County, Florida, at a time agreed upon by the partners, but not more than one hundred twenty (120) days after the receipt of the Offer by the non-withdrawing partner. The PARTNERSHIP of the partners, as the case may be, shall convey the property or their interest in the PARTNERSHIP by appropriate instruments to the purchasing party free and clear of all encumbrances save those to which the purchasing party has agreed shall continue. The purchase or sale of the assets of the PARTNERSHIP or PARTNERSHIP interest pursuant to this paragraph shall not terminate the PARTNERSHIP and the partner or partners acquiring said assets or interest may continue the PARTNERSHIP or wind up its business. If either the withdrawing partner or non-withdrawing partner pursuant to the election provided above are to purchase the assets or interest of the other but thereafter such partner fails to close such purchase, then the non-defaulting partner may continue the PARTNERSHIP and/or purchase the interest in the PARTNERSHIP of the defaulting partner at the price set forth in the Offer multiplied by the percentage of interest in the PARTNERSHIP of the defaulting partner in the manner and in accordance with the time schedule set forth above.

                                  ARTICLE XV

                        Death, Bankruptcy, Incompetency
                        -------------------------------

        The death, bankruptcy or incompetency of a general partner shall not terminate the PARTNERSHIP and shall have no effect upon the continuing of the business of the PARTNERSHIP. In the event of death or incompetency of a partner having less than a majority in interest in the PARTNERSHIP, then the guardian or personal representative, as the case may be, of such partner shall become a partner in the PARTNERSHIP with the same interest in the profits, losses and capital of the PARTNERSHIP as possessed by the deceased or incompetent partner at the time of death or incompetency and with the same rights and privileges as though originally named as a partner herein. In the event of the death, bankruptcy or incompetency of a partner having a majority in interest in the PARTNERSHIP, then the interest of such partner shall immediately be transferred to Dennis J. McGillicuddy to be held by him in trust for said partner in the case of incompetency or bankruptcy of said partner or for the party who was to receive said interest in the event of the death of said partner. During the period that said interest is so held in trust, the affairs of the PARTNERSHIP shall continue to be conducted in accordance with the terms of this PARTNERSHIP, and the authority and control attendant with the majority in interest shall be exercised by Dennis J. McGillicuddy. The conflict arising by virtue of Dennis J. McGillicuddy holding partnership interests both for himself and in trust is hereby acknowledged by the partners, and such conflict shall not be grounds for disqualification of Dennis J. McGillicuddy, who shall be subject to removal only upon proof of actual breach of his fiduciary duties. As trustee, Dennis J. McGillicuddy shall use his best efforts to liquidate the interest held in trust upon such terms as are fair, reasonable and proper under the circumstances within five (5) years from the date that such interest commenced to be so held in trust. In the event that Dennis J. McGillicuddy is unwilling or unable to hold such interest in trust, such interest shall be transferred in trust to such party as shall be determined by the majority of Dennis J. McGillicuddy, Martin Thaler and Michael McGillicuddy, or by a majority of such of them as shall then be living. The party holding said interest in trust shall have the same powers and duties as granted herein to Dennis J. McGillicuddy and the party holding said interest in trust, including Dennis J. McGillicuddy, may receive compensation for services rendered to the PARTNERSHIP or for services rendered in behalf of the interest held in trust.

                                  ARTICLE XVI

                               Power of Attorney
                               -----------------

        The general partners, by the execution hereof, jointly and severally, hereby irrevocably constitute and appoint those general partners that have the authority to bind the PARTNERSHIP (in accordance with ARTICLE VII hereof), with full power of substitution, their true and lawful attorney-in-fact, in their name, place and stead, to make, execute, sign, acknowledge, record and file on behalf of each of them and on behalf of the PARTNERSHIP and and all instruments as may be deemed desirable by such general partners authorized to bind the PARTNERSHIP (in accordance with ARTICLE VII hereof) to carry out fully and completely the provisions of this AGREEMENT. The grant of authority set forth above: (1) is a Special Power of Attorney coupled with an interest; (2) is irrevocable and shall survive the death, bankruptcy, incompetency or withdrawal of the general partner granting the power; (3) may be exercised by any of the general partners who form part of the majority of the general partners authorized to bind the PARTNERSHIP (in accordance with ARTICLE VII hereof) by using a facsimile signature or by listing all of the general partners executing any instrument with a single signature as attorney-in-fact for all of them; and (4) shall survive any transfer of a partner's interest in the PARTNERSHIP (whether by operation of law or otherwise).

                                 ARTICLE XVII

                           Liability of the Partners
                           -------------------------

     The partners shall not be liable, responsible or accountable, in damages or otherwise to the PARTNERSHIP or any partner for any act, or failure to act, on behalf of the PARTNERSHIP that is within the scope of the authority conferred on such general partners by this Agreement or by the Uniform Partnership Act of Florida or otherwise, unless such act or omission was performed or omitted fraudulently or in bad faith or constituted wanton and willful misconduct or gross negligence.

                                 ARTICLE XVIII

                                Indemnification
                                ---------------

     The PARTNERSHIP shall indemnify and hold harmless any and all partners and their agents from and against any loss, expense, damage or injury suffered or sustained by him by reason of any act, omission or alleged act or omission arising out of his activities on behalf of the PARTNERSHIP or in furtherance of the interests of the PARTNERSHIP including, but not limited to, any judgement, award, settlement, reasonable attorneys' fees, and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding, or claim and including any payments made by any or all of the general partners to any of his attorneys or agents; provided that the act or omission upon which such actual or threatened action, proceeding or claim is based is not judicially determined to have been performed or omitted fraudulently or in bad faith or as a result of wanton and willful misconduct or gross negligence by any or all of the general partners or their agents.

                                  ARTICLE XIX

                                  Fiscal Year
                                  -----------

     The fiscal year of the PARTNERSHIP shall be the calendar year.

                                  ARTICLE XX

                           Miscellaneous Provisions
                           ------------------------

     (A) Any notice which is to be given in connection with the business of the PARTNERSHIP shall be duly given if it shall be in writing and shall be deliverable personally to the person to whom it is to be given, or if it shall be sent by mail or telegraph, to the address of the person on whom it is to be served or to such other address as such partner to whom it is to be given designates.

     (B) If any term or provision in this Agreement or portion thereof is deemed to be illegal or in any way contrary to law, then such term or provision only, or portion thereof, shall be held for naught as though such term or provision were not contained in this Agreement, and the remaining terms and provisions of this Agreement shall remain operative and be given full force and effect.

     (C)   This Agreement shall be governed by the laws of the State of Florida.

     (D) This Agreement shall be binding upon, and shall inure to the benefit of, the partners and their executors, administrators, heirs, devisees, successors, assigns, and other legal representatives (whether by operation of law or otherwise).

        (E) The captions contained in this Agreement are included herein solely for the convenience of the parties hereto and shall not be used to construe or interpret this Agreement, or any provision thereof, in any manner whatsoever.

        (F) The singular number shall include, where appropriate, the plural number and the masculine gender shall include the feminine and neuter genders.

        (G) This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together constituting one and the same GENERAL PARTNERSHIP AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

WITNESS:

[SIGNATURE APPEARS HERE]             /s/ Barry Silverstein             (Seal)
---------------------------------    ----------------------------------
                                     Barry Silverstein
WITNESS:

[SIGNATURE APPEARS HERE]             /s/ Dennis J. McGillicuddy        (Seal)
---------------------------------    ----------------------------------
                                     Dennis J. McGillicuddy
WITNESS:

[SIGNATURE APPEARS HERE]             /s/ D. Stevens McVoy              (Seal)
---------------------------------    ----------------------------------
                                     D. Stevens McVoy

STATE OF        Florida

COUNTY OF       Sarasota

        In order that this Agreement be effective with respect to any provisions that could be deemed trust or testamentary provisions, I hereby acknowledge that the signature of Barry Silverstein was witnessed by each of the witnesses listed above and that Barry Silverstein acknowledged his signature before me this
3rd day February, 1978.
---     --------
My Commission Expires:                  [SIGNATURE APPEARS HERE]
                                        -----------------------------------
                                        Notary Public

NOTARY PUBLIC, State of Florida at Large
My Commission Expires July 29, 1978
Bonded by Auto Owners Insurance

                                   EXHIBIT A

     In December of 1977, the principals of Phoenix Associates, as well as other parties and entities, commenced negotiations with Aetna Business Credit, Inc., hereinafter referred to as Aetna, for the purpose of obtaining a loan from Aetna (and Huntington National Bank of Columbus as a participating lender) in the amount of $4,550,000.00. It is contemplated that this loan will be closed in February of 1978 pursuant to the terms of a General Loan and Security Agreement to be entered into between Phoenix Associates, Aetna, Broadband Financial Corporation, Coaxial Communications, Inc., various corporations that are subsidiaries or affiliates of Coaxial Communications, Inc., Coaxial Associates of Columbus I, Coaxial Associates of Columbus II, and Coaxial Communications of Reynoldsburg, Inc. The collateral securing the contemplated loan will be, among other things, the goods, inventory, contract rights, accounts, documents, franchises, permits and leasehold interests owned by the Coaxial entities indicated above and the instruments of indebtedness owned by CNA Financial Corporation, or its subsidiaries, and Donald I. Grauer, which are secured by, among other things, the CATV system located in and about Columbus, Ohio, and owned by some of the Coaxial entities indicated above. Phoenix Associates is to become the owner of the aforementioned CNA and Grauer instruments of indebtedness pursuant to a Memorandum of Agreement to be entered into immediately prior to or simultaneously with the closing of the aforementioned General Loan and Security Agreement. This Memorandum of Agreement will provide for the dismissal of litigations, the transfer of various assets to Phoenix Associates, including, the CNA and Graver indebtedness, the payment of $3,400,000.00 to CNA, and various other promises, representations, warranties and agreements.